Exhibit 99.1
Summary of Restricted Stock Awards Made on January 3, 2006

Aggregate number of shares
of restricted stock issued[1]
William L. Stakelin, President and Chief Executive Officer	75,000

Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer	50,000

All other employees	108,100

Total	233,100

[1]	As of the close of business on January 3, 2006, the market price of a share of Regent Communications, Inc. common stock as reported on the NASDAQ National Market was $4.74 per share.